January 29, 1997

The Westwood Funds
125 West 55th Street
New York, New York  10019

     Re:  Westwood Funds
          Registration No. 33-6790
          File No. 811-4719

Dear Sir or Madam:

     We hereby consent to the reference to our firm as Counsel in Post-Effective Amendment No. 14 to Registration No. 33-6790.


                                    Very truly yours,